                                                                    Exhibit 23.2

                   [letterhead of PricewaterhouseCoopers LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 28, 2003 relating to the financial statements of Apar Holding Corp. and its subsidiaries, which appears in Ness Technologies, Inc.'s Registration Statement on Form S-1 (No.
333-115260), as amended, initially filed on May 7, 2004.

/S/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 29 2004